Exhibit 5.2

Orrick, Herrington & Sutcliffe LLP

631 WILSHIRE BOULEVARD
SUITE 2C
SANTA MONICA, CA 90401

+1-310-633-2800

orrick.com

May 3, 2024
Luminar Technologies, Inc.
2603 Discovery Drive, Suite 100
Orlando, Florida 32826
Re:    Registration Statement on Form S-3
Ladies and Gentlemen:
We have acted as counsel to Luminar Technologies, Inc., a Delaware corporation (the “Company”), in connection with the offer and sale by the Company of up to $150,000,000 of shares of the Company’s Class A common stock, par value $0.0001 (the “Shares”), pursuant to a registration statement on Form S-3 filed with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), on the date hereof (the “Registration Statement”), including the prospectus dated the date hereof (the “Base Prospectus”), and a prospectus supplement dated the date hereof (the “Prospectus Supplement”). The Base Prospectus and the Prospectus Supplement are collectively referred to as the “Prospectus.” The Shares are to be sold by the Company pursuant to the Financing Agreement (the “Sales Agreement”) dated May 3, 2024, by and between the Company and Virtu Americas LLC.
In connection with rendering this opinion, we have examined and relied upon originals or copies, certified or otherwise, identified to our satisfaction, of (i) the Second Amended and Restated Certificate of Incorporation of the Company, as amended through the date hereof, (ii) the Amended and Restated Bylaws of the Company, as amended through the date hereof, (iii) certain resolutions of the Board of Directors of the Company (including any committee thereof) relating to the issuance, sale and registration of the Shares, (iv) the Registration Statement, (v) the Base Prospectus and the Prospectus Supplement, (vi) the Sales Agreement, and (vii) such corporate records of the Company, certificates of public officials, officers of the Company and other persons, and such other documents, agreements and instruments as we have deemed relevant and necessary or appropriate as a basis for the opinion set forth below.
In our examination, we have assumed the legal capacity of all natural persons, the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as facsimile, electronic, certified or photostatic copies, and the authenticity of the originals of such copies. In making our examination of documents executed or to be executed, we have assumed that the parties thereto, other than the Company, had or will have the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the execution and delivery by such parties of such documents and the validity and binding effect thereof on such parties. As to any facts material to the opinions expressed herein that we did not independently establish or verify, we have relied upon statements and representations of officers and other representatives of the Company and others and of public officials.
Based upon the foregoing and subject to the limitations, qualifications and assumptions set forth herein, we are of the opinion that the Shares have been duly authorized and, upon issuance, delivery and

Luminar Technologies, Inc.
May 3, 2024

payment therefor in accordance with the Sales Agreement, will be validly issued, fully paid and non-assessable.
The opinion expressed herein is limited to the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or, in the case of the State of Delaware, any other laws, or as to any matters of municipal law or the laws of any local agencies within any state.
We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement. In giving such consent, we do not admit that we are included in the category of persons whose consent is required under Section 7 of the Act or the General Rules and Regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Orrick, Herrington & Sutcliffe LLP

ORRICK, HERRINGTON & SUTCLIFFE LLP